Exhibit 10.56

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

CONFIDENTIAL	EXECUTION VERSION

CLINICAL DEVELOPMENT

AND MANUFACTURING AGREEMENT

BETWEEN

BIOGEN INC.

AND

VIR BIOTECHNOLOGY, INC.

DATED May 22, 2020

ATTACHMENT A-1, A-2, etc.	STATEMENTS OF WORK

ATTACHMENT B	FORM OF CONFIDENTIAL DISCLOSURE AND LIMITED USE AGREEMENT

ATTACHMENT C	ACCESS FEES

ATTACHMENT D	MANUFACTURING REQUEST

i

CLINICAL DEVELOPMENT AND MANUFACTURING AGREEMENT

This Clinical Development and Manufacturing Agreement (“Agreement”) is made as of this 22nd day of May, 2020 (“Effective Date”), by and between Vir Biotechnology, Inc., a Delaware corporation, having a place of business at 499 Illinois Street, Suite 500, San Francisco, CA 94158 (“Vir”) and Biogen Inc., a Delaware corporation, having a place of business at 225 Binney Street, Cambridge, MA 02142 (“Biogen”).

RECITALS

A. Biogen develops, manufactures and commercializes its own and Third Party proprietary biopharmaceutical products and has facilities for and expertise in developing and manufacturing biologics, including proprietary cell line engineering and expression technologies;

B. Vir develops, markets and sells drug products directed to the treatment of infectious diseases, including diseases caused by the coronavirus known as SARS-CoV-2;

C. Vir wishes to obtain, and Biogen wishes to provide, certain services relating to the development of certain biologic drug products;

D. Vir may wish to obtain, and Biogen shall have the option, as further detailed in this Agreement, to provide certain manufacturing activities for clinical supply of certain biologic drug products; and

E. Vir wishes to obtain, and Biogen wishes to provide, as further detailed in this Agreement, certain technology transfer and manufacturing activities to enable Vir to obtain timely access to and production of commercial supply of certain biologic products for prevention and/or treatment of COVID-19 patients;

Vir and Biogen desire to enter into this Agreement to provide the terms and conditions upon which Vir may engage Biogen to provide services as further detailed in individual SOWs (as defined below).

THEREFORE, in consideration of the premises set forth above and the mutual covenants, terms and conditions set forth below, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1 “Access Fees” has the meaning set forth in Section 3.1.3.

1.2 “Advisory Forecast” has the meaning set forth in Section 4.1.3.

1.3 “Affiliate(s)” means any person, firm, trust, partnership, corporation, company or other entity or combination thereof which directly or indirectly: (i) controls a Party; (ii) is controlled by a Party; or (iii) is under common control with a Party. As used in this definition, the terms “control” and “controlled” will mean ownership of fifty percent (50%) or more (including ownership by trusts with substantially the same beneficial interests) of the voting and equity rights of such person, firm, trust, partnership, corporation, company or other entity or combination thereof or the power to direct the management of such person, firm, trust, corporation or other entity or combination thereof.

1.4 “Agreement” has the meaning set forth in the introductory paragraph, and includes all its Attachments and other appendices (all of which are incorporated herein by reference) and any amendments to any of the foregoing made as provided herein or therein.

1.5 “Annual Cap” has the meaning set forth in Section 4.1.4.

1.6 “Applicable Laws” means, with respect to Vir, all laws, ordinances, rules and regulations, currently in effect or enacted or promulgated during the Term, and as amended from time to time, of each jurisdiction in which Drug Substance or Drug Product is produced, marketed, distributed, used or sold; and with respect to Biogen, all laws, ordinances, rules and regulations, currently in effect or enacted or promulgated during the Term, and as amended from time to time, of the jurisdiction in which Biogen performs Services; provided that cGMP shall not constitute Applicable Laws except to the extent expressly stated in the applicable SOW.

1.7 “Attempted Batch(es)” has the meaning set forth in Section 1.8.

1.8 “Batch” means a specific quantity of Drug Substance or Drug Product produced in accordance with a defined set of release criteria. “Batches” includes (i) batches subject to the Binding Forecast set forth in Section 4.1.3; (ii) batches for which Manufacturing has actually commenced (“Attempted Batches”), and (iii) batches produced in accordance with and meeting their applicable Specifications, including successful in-process testing and completing of applicable documentation (“Successful Batches”).

1.9 “Baseline Yield” has the meaning set forth in Attachment C.

1.10 “Batch Record” means a Manufacturing record for a Batch generated by Biogen concurrently with the production of a specific Batch such that successive steps in such processes are documented.

1.11 “Binding Forecast” has the meaning set forth in Section 4.1.3.

1.12 “Biogen” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.

1.13 “Biogen Defective Processing” has the meaning set forth in Section 4.3.

1.14 “[***]” has the meaning as set forth [***].

1.15 “Biogen Indemnitees” has the meaning set forth in Section 9.2.

1.16 “Biogen IP” has the meaning set forth in Section 7.1.

1.17 “Biogen Process Invention” has the meaning set forth in Section 7.1.

1.18 “[***]” means, [***].

1.19 “Biogen Proprietary Know-How” means [***].

1.20 “Campaign” means a Batch or series of Batches of the same Product that are produced in sequence using the same Manufacturing equipment (including the same bioreactor); provided that a change of equipment initiated by Biogen for reasons of equipment malfunction or maintenance, capacity constraint, or other reasons other than a requirement or request of Vir will, for purposes of this definition, be considered to be a part of the same Campaign.

1.21 “Capital Costs” means (i) with respect to any item of capital equipment required for Manufacturing the Product, the cost of acquiring such item of capital equipment itself, any engineering, installation, and/or validation costs relating to such capital equipment, and the costs of decommissioning or removing such capital equipment, and (ii) with respect to Facility modifications, Biogen’s documented costs for making such modifications, and, as applicable, restoring the Facility to its prior state once such modifications are no longer needed, including internal staff time, labor and materials costs and any testing, inspections and certifications required with respect to such modifications as set forth in Section 2.6.1.

1.22 “[***]” has the meaning set forth in [***].

1.23 “Certificate of Analysis” means a document in Biogen’s standard format that sets forth the analytical test results for a specified lot of Product or Batch to be released to Vir hereunder.

1.24 “Certificate of Conformance” means a document in Biogen’s standard format that (i) is in conformance with Applicable Law and (ii) states whether such Product is manufactured in accordance with cGMPs and the defined Process; and (iii) confirms in writing that the applicable lot or Batch of Products meets the applicable Specifications and acceptance criteria.

1.25 “cGMP” means current good manufacturing practices as set forth in the regulations promulgated by the FDA under the U.S. Food, Drug and Cosmetic Act, 21 C.F.R. Part 210 et seq., as amended from time to time, applicable guidance documents issued by the FDA, EC Directive 2003/94/EC and EC Delegated Regulation 2017/1569 and European Medicines Agency guidance documents, and applicable documents developed by the International Conference on Harmonization (ICH), in each case to the extent that they are applicable to Drug Substance or Drug Product and the Parties hereunder.

1.26 “Change Order” means an amendment to an SOW agreed to by the Parties in writing in accordance with the terms set forth in Section 2.2.

1.27 “Commercial Supply Agreement” has the meaning set forth in Section 2.1.3.

1.28 “Confidential Information” has the meaning set forth in Section 6.1.

1.29 “Defective Product” has the meaning set forth in Section 4.3.

1.30 “Deliverables” has the meaning set forth in Section 2.10.1.

1.31 “Designated Drug Substance” has the meaning set forth in Section 2.10.2.

1.32 “Development” or “Develop” means the activities to be performed hereunder by Biogen solely or in collaboration with Vir directed towards creating or refining the Process for Manufacturing Drug Substance and Drug Product, as set forth in one or more SOWs.

1.33 “Deviation” means a departure from any of Biogen’s process, system, procedure, or other conformance standard.

1.34 “Discloser” has the meaning set forth in Section 6.1.

1.35 “Document Retention Period” has the meaning set forth in Section 5.1.

1.36 “Drug Product” means drug product containing Drug Substance, as identified in an SOW, and which is the subject of the Services to be provided pursuant to such SOW.

1.37 “Drug Substance” means a peptide, polypeptide or protein expressed by a cell line, including any posttranslational modification thereof, as identified in the applicable SOW, and which is the subject of the Services to be provided pursuant to an SOW. For clarity, the SOWs under this Agreement shall be for antibodies directed to SARS-CoV-2.

1.38 “Effective Date” has the meaning set forth in the introductory paragraph.

1.39 “Exception Notice” has the meaning set forth in Section 4.3.

1.40 “Facility” means the Biogen facility located at [***], and/or the Biogen facility located at [***], and/or such other facility(ies) as may be mutually agreed by the Parties and specified in an applicable SOW from time to time[***].

1.41 “FDA” means the U.S. Food and Drug Administration or any successor entity thereof having or performing substantially the same function.

1.42 “Fill Finish” means the compounding, filling, producing and primary packaging of Drug Product in accordance with the applicable Specifications.

1.43 “[***]” means [***].

1.44 “High-Value Materials” means all (i) bulk chromatography resins, (ii) Drug Substance in API form when used in the Manufacturing of Drug Product, and (iii) other materials or components identified in an SOW as High-Value Materials, that in each case, are used in the Manufacture of Products and which are not Vir-supplied Materials.

1.45 “[***]” has the meaning set forth in [***].

1.46 “Improvements” means [***].

1.47 “Inspection Period” has the meaning set forth in Section 4.3.

1.48 “Intellectual Property” has the meaning set forth in Section 7.1.

1.49 “Invention” has the meaning set forth in Section 7.1.

1.50 “JSC” has the meaning set forth in Section 2.12.

1.51 “Latent Defect” has the meaning set forth in Section 4.4.

1.52 “Letter of Intent” means the confidential letter of intent by and between Biogen and Vir dated March 3, 2020.

1.53 “Losses” has the meaning set forth in Section 9.1.

1.54 “Manufacturing” or “Manufacture” means the steps, processes and activities to produce cGMP Drug Substance or Drug Product hereunder (as applicable), including, manufacturing, processing, packaging, labeling, testing, stability testing, process qualification, cell culture, purification, formulation and the release, shipping, storage or supply of Drug Substance or Drug Product.

1.55 “Manufacturer” has the meaning set forth in Attachment C.

1.56 “Manufacturing Release” has the meaning set forth in Section 2.9.

1.57 “Manufacturing Request” has the meaning set forth in Section 2.1.2.

1.58 “Materials” means any antibody sequences, cDNA, mammalian cell line or other similar biologic material provided by or on behalf of Vir to Biogen or by or on behalf of Biogen to Vir under this Agreement.

1.59 “non-cGMP” means, with respect to any Product or Services, that such Product or Service is not intended to comply to cGMP, and, with respect to Products in particular, is not intended for use in humans.

1.60 “OOS” has the meaning set forth in Section 3.1.6.

1.61 “Party” means either Biogen or Vir, and “Parties” means both Biogen and Vir.

1.62 “PPQ Batch(es)” means those process performance qualification Batches used to: (a) demonstrate and document the consistency and reproducibility of a Manufacturing Process at a Facility; (b) establish the comparability of the applicable Product Manufactured at such Facility to Product manufactured by Biogen or another Third Party as required by the Regulatory Authorities; and (c) support Regulatory Approval of both such Facility and such Manufacturing Process at such Facility. Each PPQ Batch is intended to produce Product that is or expected to be (following Regulatory Approval) commercially saleable.

1.63 “Process” means the production process Developed hereunder and analytical methods for the Manufacture of the Drug Substance or Drug Product, including any improvements or modifications thereto, comprising all technical information relating to the process of manufacture and testing reasonably required to produce such Drug Substance or Drug Product, including any associated documentation, as set forth or referenced in the applicable Specification for such Product.

1.64 “Procured Equipment” has the meaning set forth in Section 2.6.1.

1.65 “Product” means Drug Substance or Drug Product, as the context requires.

1.66 “Project Documentation” means any interim or final analyses, written reports and records identified as deliverables in an SOW. For the avoidance of doubt, documents that may be generated in the course of performing Services, but that are generally applicable to Biogen’s business, such as facility and equipment standard operating procedures (SOPs), will not constitute Project Documentation.

1.67 “Project Manager” has the meaning set forth in Section 2.4.

1.68 “Purchase Order” has the meaning set forth in Section 4.2.

1.69 “QC Hold Waiver” has the meaning set forth in Section 5.6.

1.70 “Quality Agreement” has the meaning set forth in Section 5.5.

1.71 “Recipient” has the meaning set forth in Section 6.1.

1.72 “Regulatory Approval” means, with respect to a country, all approvals, licenses, registrations or authorization by an applicable Regulatory Authority, necessary to import Drug Substance or Drug Product, and to commercialize and market Drug Product.

1.73 “Regulatory Authority” means the international, federal, state or local governmental or regulatory bodies, agencies, departments, bureaus, courts or other entities responsible for (i) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use or (ii) health, safety or environmental matters generally.

1.74 “Representatives” of an entity means such entity’s duly-authorized officers, directors, employees, agents, accountants, attorneys or other professional advisors.

1.75 “Services” means all work performed by Biogen for Vir pursuant to an SOW. “Development Services” shall mean Services consisting of Development activities, “Technology Transfer Services” shall mean Services consisting of Technology Transfer activities, “Manufacturing Services” shall mean Services consisting of pre-commercial/clinical Manufacturing activities as the context requires, and “Unplanned Services” shall have the meaning as set forth in Section 3.1.6.

1.76 “SOW” means a separate statement of work agreed to and executed by the Parties that defines the scope of work to be performed by Biogen and the responsibilities of the Parties with respect to such work, which statements of work shall be appended hereto at Attachment A as successive addenda upon execution thereof by duly authorized representatives of each of the Parties.

1.77 “Specifications” means the written specifications for Drug Substance or Drug Product, as applicable, agreed to by the Parties in an SOW, in each case as may be modified or amended by the mutual written agreement of the Parties from time to time.

1.78 “Successful Batch(es)” has the meaning set forth in Section 1.8.

1.79 “Technology Transfer” means the transfer, scale-up, testing, qualification, and licensure of a Facility necessary to Manufacture a Product, including: (a) transfer of the Manufacturing Process to the Facility, including the Process description, technical information, Manufacturing documentation, analytical methods, reference standards, materials, including, if stated in an applicable SOW, a portion of the master cell bank and/or working cell bank; (b) implementation of the Manufacturing Process at such Facility, including technical assistance and cooperation by appropriate employees of Biogen [***]; (c) all Manufacturing Process fit activities to the extent mutually agreed in the applicable SOW, including required process development and validation work and process engineering required to modify/equip and qualify such Facility for commercial Manufacturing; and (d) regulatory support for all required Regulatory Approvals of the Facility for commercial Manufacturing, each as relevant for the Facility in question and as further described in the applicable SOW(s).

1.80 “Term” has the meaning set forth in Section 12.1.

1.81 “Third Party” means any person, entity, or organization, including any government or sovereign, other than Biogen, Vir and their respective Affiliates.

1.82 “Unplanned Services” has the meaning set forth in Section 3.1.6.

1.83 “Vir” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.

1.84 “Vir Indemnitees” has the meaning set forth in Section 9.1.

1.85 “Vir Invention” has the meaning set forth in Section 7.1.

1.86 “Vir IP” has the meaning set forth in Section 7.1.

1.87 “Vir-Specific Items” has the meaning set forth in Section 3.1.5.

1.88 “Vir-supplied Materials” means any Material provided to Biogen for use in the Services by Vir, or by a Vir Affiliate or Third Party on behalf of Vir.

1.89 “[***]” means [***].

1.90 “[***]” means [***].

ARTICLE 2

SCOPE

2.1 Services. This Agreement is intended to cover Development Services related to Drug Substance and Drug Product, and, pursuant to the terms of this Section 2.1, Technology Transfer Services and Manufacturing Services for the pre-commercial/clinical supply of Product. The JSC shall discuss any potential Manufacturing needs of Vir related to Product as applicable. The Parties acknowledge and agree that (a) prior to the Effective Date, certain activities have been conducted under the Letter of Intent, including with respect to cell line development (the “Prior Development Activities”), which are applicable to the Services to be conducted hereunder, and (b) the Prior Development Activities shall be deemed to be Services conducted under this Agreement, and subject to the terms set forth herein, and (c) this Agreement shall be retroactively effective with respect to all Prior Development Activities and all Confidential Information disclosed by either Party in connection with such Prior Development Activities, from and after March 3, 2020.

2.1.1 Statements of Work; Conflict. Biogen shall use commercially reasonable efforts to perform the Services in accordance with the specific terms set forth in each SOW, provided that Biogen shall use commercially reasonable efforts to perform any activities related to Technology Transfer pursuant to this Section 2.1 and/or Section 2.5, in each case that are allocated to Biogen under an applicable SOW, in each case in accordance with the timelines set forth therein. Each SOW shall clearly define (as applicable) the Services, Vir-supplied Materials, other Materials, Drug Substance and/or Drug Product to be manufactured thereunder, Specifications, and the responsibilities of the Parties with respect to the SOW. No single SOW shall require more than [***]. Each SOW will include, as appropriate, the scope of work, pricing and payment schedule. Each SOW shall be subject to, and shall incorporate by reference, all of the terms and conditions of this Agreement. To the extent any terms or conditions of an SOW conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control, except to the extent that the applicable SOW expressly and specifically states that it supersedes this Agreement on a specific matter. This Agreement shall supersede the terms of any purchase order, acknowledgement or delivery document. This Agreement shall not modify in any way the terms of any other development, license, manufacturing, packaging or other agreement between Vir and Biogen or their respective Affiliates. Vir agrees that [***], and any termination of such SOW by Vir shall be subject to Section 12.4.

2.1.2 Pre-Commercial/Clinical Manufacturing and Supply. As soon as reasonably practicable following the Effective Date, the Parties will discuss and agree upon the pre-commercial/clinical Manufacturing capacity for pre-commercial/clinical Manufacturing of Product at Biogen’s Facilities subject to this Section 2.1.2 and [***], in order to guide Vir’s forecasting for Product pursuant to Section 4.1. If Biogen, [***], is able to commit to providing sufficient Manufacturing capacity to Vir for pre-commercial/clinical supply of Product during the Term, and, if Vir wishes Biogen to perform Manufacturing Services under this Agreement, Vir shall submit such request for Manufacturing Services formally to Biogen in accordance with the notice procedures set forth in Article 13 (a “Manufacturing Request”). Promptly following Biogen’s receipt of a Manufacturing Request, the JSC shall discuss such Manufacturing Request, provided that Biogen may, in its sole and absolute discretion, for any or no reason whatsoever, accept or reject such Manufacturing Request within [***]. If Biogen does not affirmatively accept such Manufacturing Request within [***] Biogen will be deemed to have rejected such Manufacturing Request. Biogen’s obligation to perform Manufacturing Services shall be further subject to the execution by the Parties of mutually agreeable SOWs for Manufacturing Services, as further set forth in Section 2.2. Without limiting the foregoing, the Parties agree that as of the Effective Date, (a) Vir has submitted, and Biogen has accepted, a Manufacturing Request for the Manufacture of certain Batches of Drug Substance and a to-be-agreed-upon amount of Drug Product, which Manufacturing Request is attached to this Agreement as Attachment D, (b) the Parties have agreed upon the terms of SOW A-1 governing the process development of Drug Substance specified in such Manufacturing Request (the “Process Development SOW”), (c) the Parties have agreed upon the terms of SOW A-2 governing the Manufacture of the Drug Substance specified in such Manufacturing Request (the “Initial DS SOW”) and (d) the Parties have agreed upon the terms of SOW A-3 governing Manufacture of the Drug Product specified in such Manufacturing Request (the “Initial DP SOW”). The Process Development SOW, Initial DS SOW and Initial DP SOW are attached to this Agreement as Attachment A-1, Attachment A-2 and Attachment A-3 respectively. The quantities, dosages and timing of Drug Product Manufacturing Services will be as defined in a mutually agreeable SOW(s).

2.1.3 Commercial Manufacturing and Supply. As of the Effective Date, the Parties do not intend that commercial-scale Manufacturing be conducted under this Agreement. Notwithstanding the foregoing, in anticipation of the potential negotiation of a commercial-scale manufacturing agreement (a “Commercial Supply Agreement”), the Parties may discuss the possibility of [***] including the possibility of Biogen (i) [***], (ii) [***] and (iii) [***]. Further, neither Party is obliged to negotiate or enter into a Commercial Supply Agreement [***].

2.2 Amendments to Scope/Change Orders. Any material change in the details of an SOW or the assumptions upon which the SOW is based, including, but not limited to (i) [***], (ii) [***], or (iii) [***], may require changes in the pricing and time lines, [***], and in all events shall require a written amendment to the SOW (a “Change Order”). Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, pricing, timeline or other matter. The Change Order will become effective upon the execution of the Change Order by both Parties, and Biogen will be given a reasonable period of time within which to implement the changes. Both Parties shall act in good faith and promptly when considering a Change Order requested by the other Party. Without limiting the foregoing, Vir shall not [***]. Biogen shall not be obligated to perform any modified or additional Services until a Change Order has been executed by the Parties with respect to such Services.

2.3 Vir Responsibilities. Unless otherwise agreed by the Parties in writing or in the SOW, Vir agrees that it shall (i) provide current and accurate scientific data in Vir’s possession and control regarding each project described in an SOW and its requirements for such project, including test methods and data and methods concerning Development, formulation, fill and finish of the Product if applicable, in each case to the extent necessary for Biogen to perform its responsibilities under a SOW (ii) provide Biogen with information necessary to develop each SOW, including information reasonably required to prepare the scope of work and provide estimated or fixed costs, (iii) use commercially reasonable efforts to perform the activities identified as its responsibility in each SOW in accordance with the timelines set forth therein; (iv) review and approve all Specifications for work or Product, (v) if applicable, review and approve all in-process and finished Product test results to ensure conformity of such results with the agreed Product Specifications, regardless of which Party is responsible for finished Product release, and (vi) if applicable, prepare all submissions to Regulatory Authorities in connection with the Product.

2.4 Project Managers. Each Party shall designate one project manager for each SOW (each a “Project Manager”), who shall be responsible for making technical and operational decisions relating to such SOW, as well as communicating to each other technical and operational issues regarding the Services.

2.5 Technology Transfer. The Parties intend that all Manufacturing Processes Developed by Biogen under any applicable Development SOW(s) shall be portable by Vir from one Facility to another Facility, or to a facility of any Third Party that Vir designates in writing to Biogen from time to time for the conduct of pre-commercial/clinical and commercial Manufacturing, provided, however, Biogen does not guarantee the successful implementation of any Manufacturing Processes at Third Party facilities. Upon the expiration of this Agreement or its termination by Vir pursuant to Sections 12.2 or 12.3, or at Vir’s written request at any other time during the Term, Biogen shall use commercially reasonable efforts to perform a Technology Transfer of the Manufacturing Process to a Biogen Facility, to Vir or its Affiliates, or to a Third Party contractor designated by Vir. Vir acknowledges that such documentation and materials will [***]. Certain [***] required to Manufacture the Process will be made available to Vir through arrangements with Biogen’s suppliers pursuant to Section 7.5.4. Subject to Section 3.1.2, Vir shall reimburse Biogen on a reasonable hourly-rate basis for such technical assistance as further defined in the applicable SOW(s) governing Technology Transfer activities. In no event shall Biogen be obliged to perform any activities under this Section 2.5 after [***] of the date of expiration or termination of this Agreement.

2.6 Capital Modifications, Expenditures and Maintenance.

2.6.1 Equipment and Capital Costs. Biogen will provide to Vir for review and prior written approval a budget of the Capital Costs to be incurred by Biogen for any capital equipment or Facility modifications required to Manufacture the Product in a Facility. [***]. Unless the Parties agree to a different reimbursement arrangement within an applicable SOW, Vir shall reimburse Biogen for the Capital Costs for the capital equipment or the making of Facility modifications in each case [***] (all of the foregoing, the “Procured Equipment”). Ownership of the Procured Equipment shall vest in Biogen and, unless otherwise mutually agreed in writing by the Parties, shall (a) be marked “Vir Use Only”, and (b) be used solely by Biogen for Manufacture of the Product under the applicable SOW(s).

2.6.2 Maintenance. Biogen shall be responsible for routine maintenance of Procured Equipment. Vir shall be responsible for the cost of any non-routine repair or replacement, of Procured Equipment used in the Process which is required during the Term (other than in connection with any damage or destruction to the extent resulting from the negligence or willful misconduct of Biogen). Upon Vir’s prior written consent, Biogen shall repair or replace such equipment and Biogen shall invoice Vir for such for repair expenses or capital for the replacement on the basis of the relevant cost therefor, and Vir shall pay all such invoices in accordance with Article 3.

2.6.3 Facilities. Biogen shall not be required to make a modification to a Facility, or to implement a Process, that is not fundamentally compatible with the Facility, including equipment used in and Manufacturing processes performed in such Facility, as established by Biogen. [***].

2.7 Vir-supplied Material; High-Value Materials.

2.7.1 Provision. Except as expressly set forth in an SOW, Vir will provide all samples, reference materials, and other Materials, as applicable, required for each SOW. [***] and Vir shall be responsible for forecasting and ordering from Biogen, in accordance with this Agreement, sufficient quantities of Drug Substance, including a mutually agreed allowance for loss, to enable Biogen to Manufacture Drug Product in accordance with the applicable forecasts, SOW(s) and Purchase Orders. Vir shall be responsible at its expense for securing any necessary export or import, or similar clearances, permits or certifications, including U.S. Drug Enforcement Administration (DEA) licenses, required in respect of such supply. Biogen shall use such items solely for use in the Services. Prior to delivery of any such items, Vir shall provide to Biogen a copy of all associated material safety data sheets, safe handling instructions and health and environmental information, and any regulatory certifications or authorizations that may be required under Applicable Laws relating to Vir-supplied Materials, and shall promptly provide any updates thereto.

2.7.2 Responsibilities for Vir-supplied Materials. Following receipt of Vir-supplied Materials, Biogen shall visually check such items to verify their identity and assess for any visible non-conformance with the specifications relating thereto. Unless otherwise expressly required by the Specifications, or the applicable SOW, Biogen shall have no obligation to test such items to confirm that they meet the associated specifications or certificate of analysis or otherwise; but if Biogen detects a nonconformity with applicable specifications, Biogen shall give Vir prompt written notice of such nonconformity. Biogen shall not be liable for any defects in Vir-supplied Materials, or in Services, Drug Product as a result of defective Vir-supplied Materials, unless Biogen failed to properly perform the foregoing obligations. Biogen shall follow Vir’s reasonable written instructions in respect of return or disposal of defective Vir-supplied Materials, at Vir’s cost. Vir shall retain title to Vir-supplied Materials at all times and shall bear the risk of loss thereof, except for any loss resulting from Biogen’s gross negligence or willful misconduct.

2.7.3 Delays. Biogen reserves the right to cancel or postpone, [***], all or any part of an SOW upon written notice to Vir if Vir fails to timely supply conforming Vir-supplied Materials. In the event of such cancellation, Biogen shall comply with Article 12, and except as set forth therein, shall have no further obligations or liability with respect to the affected SOW. In the event of such postponement, Biogen shall reschedule the work at the next available slot following receipt of conforming Vir-supplied Materials. [***].

2.7.4 High-Value Materials. Notwithstanding any provision herein to the contrary, except as otherwise set forth in an SOW, [***]. For clarity, in the case of Manufacturing by a Biogen subcontractor at a Third Party Facility, Vir’s obligation to pay replacement costs under this Section 2.7.4 shall not apply to the extent Biogen is not obligated to pay equivalent replacement costs for loss of High-Value Materials at a Third Party Facility under the terms of Biogen’s agreement with such Third Party

2.8 Error. Except with respect to pre-commercial/clinical Manufacturing Services (which, for clarity, are subject to Section 4.3), in the event of a material error by Biogen (including as a result of gross negligence) in performing any Services which renders the results unacceptable to a regulatory agency or Regulatory Authority to which Vir intends to submit such results, Biogen’s sole obligation to Vir shall be for Biogen to repeat the relevant Services at Biogen’s own cost. In such event, Vir shall supply, at its cost, Biogen with sufficient quantities of Vir-supplied Materials in order for Biogen to complete such re-performance and Biogen shall schedule and complete such re-performance at the earliest possible date.

2.9 Release. This Section 2.9 applies solely to Manufacturing Services and does not apply to Development Services. Drug Substance and Drug Product shall be released by Biogen only when [***] (collectively, “Manufacturing Release”). Biogen shall keep Vir reasonably updated as to the proposed schedule and time for Manufacturing Release of each Batch of Drug Substance and Drug Product. Biogen shall notify Vir without undue delay if Biogen becomes aware that it will or has reason to believe that it may be unable to meet the previously estimated date for Manufacturing Release of the applicable Drug Substance or Drug Product. In the event of such a delay for a particular Batch, Biogen shall notify Vir of the reason for the delay. For clarity, unless otherwise set forth in an SOW, Vir shall be responsible for the final release of Drug Product.

2.10 Delivery; Title and Risk of Loss.

2.10.1 Delivery Terms. Biogen shall deliver all master cell banks and working cell banks, Drug Substance, Drug Product, samples, and other tangible items specified as deliverables in an SOW or this Agreement (collectively, the “Deliverables”) [***].

2.10.2 Drug Substance and Drug Product. Biogen shall retain title to and risk in Drug Substance that is designated for conversion to Drug Product by Biogen (“Designated Drug Substance”) for a period of [***]. To the extent not already held by Vir, and except for Designated Drug Substance held by Biogen, title to the Deliverables shall transfer to Vir upon [***]; provided, however, that Biogen shall [***]. Except for Designated Drug Substance, risk of loss in the Deliverables shall transfer to Vir upon [***]. Vir shall arrange for collection of Drug Substance and Drug Product within [***], except for Designated Drug Substance. Designated Drug Substance will become part of Biogen’s work-in-process at the time when it is first used in the Process for Drug Product. Notwithstanding anything herein, if Vir’s Purchase Orders for Drug Product are for quantities of Drug Product that are insufficient to absorb all of the Designated Drug Substance (on a first-released, first-used basis) within [***] of the Designated Drug Substance, risk in and title to the excess Designated Drug Substance shall be deemed to transfer to Vir upon [***]. For clarity, this Section 2.10.2 only applies to the extent Biogen has accepted a Manufacturing Request in accordance with Section 2.1.2.

2.10.3 Storage of Cell Banks. Biogen will store all master cell bank(s)and/or working cell bank(s) developed by Biogen or received by Biogen as Vir-supplied Material (including [***]) in accordance with the applicable SOW(s) for Services and the Specification. Biogen shall not permit the transfer of the master cell bank(s)and/or working cell bank(s) to any facility that is not specifically authorized in advance and in writing by Vir. Vir will only send Biogen the quantity of [***] requested by Biogen under the terms of the applicable SOW. For clarity, Section 6.7 shall apply to [***].

2.10.4 Project Documentation. Biogen shall deliver Project Documentation in accordance with any documentation delivery dates set forth in an SOW, subject to reasonable extensions of time for any Project Documentation that is affected by any Change Order or delay as set forth elsewhere herein. Biogen may deliver Project Documentation in a customary and mutually acceptable electronic format as further described in an SOW. Biogen shall have the right to (i) retain copies of any Project Documentation that it is required to retain by Applicable Laws, including retaining original records if so required by Applicable Laws, and (ii) use such Project Documentation solely for purposes of compliance with cGMP requirements or Applicable Laws, or for any other use expressly stated in an SOW. Furthermore, [***]. For clarity, this Section 2.10.4 only applies to the extent Biogen has accepted a Manufacturing Request in accordance with Section 2.1.2.

2.10.5 Samples and Excess Materials. Following completion of each relevant phase of an SOW, samples will be stored in quarantine at the Facility in accordance with Applicable Laws. After [***], Biogen will dispose of samples, at Vir’s cost, unless prior written instructions have been provided by Vir for returning samples to Vir at Vir’s cost. Biogen will also dispose of unused Vir-supplied Materials within [***] of the termination of the relevant SOW, at Vir’s cost, unless prior written instructions have been provided by Vir for returning such materials to Vir at Vir’s cost.

2.11 Subcontractors. Subject to the other terms and conditions of this Agreement, Biogen reserves the right to employ subcontractors to undertake certain Services upon prior written notice to Vir, which notice shall identify the subcontractor and describe the activities to be performed by such subcontractor. [***]. Any subcontractors engaged by Biogen to provide any part of the Services will be subject to written obligations consistent with those applicable to Biogen under this Agreement, including with respect to any confidentiality obligations and ownership of the Deliverables and Inventions.

2.12 Joint Steering Committee. Promptly following the Effective Date, the Parties shall establish a joint steering committee (the “JSC”). The JSC shall oversee and review Development, Technology Transfer, and Manufacturing activities for clinical supply in connection with Drug Product and Drug Substance, [***]. The JSC shall be responsible for monitoring the need for Drug Substance and Drug Product in the context of the global incidence and prevalence of SARS-CoV-2/COVID-19. To that end, Vir shall share with the JSC periodic non-binding forecasts for its clinical and commercial requirements for Drug Substance and Drug Product to facilitate planning and the discussion of potential Manufacturing Requests pursuant to Section 2.1.2 as well as the potential negotiation of a Commercial Supply Agreement pursuant to Section 2.1.3. Any forecasts provided under Section 4.1 shall supersede any informational forecasts provided under this Section 2.12. The JSC shall be comprised of at least one (1) representative (or such other number of representatives as the Parties may mutually agree) from each of Biogen and Vir. Each Party’s Project Manager shall be a non-voting member of the JSC. Upon its formation, the JSC shall meet in person or by teleconference at least [***] following the Effective Date, and thereafter at least [***], or more or less frequently as the Parties mutually deem appropriate, provided that the JSC shall meet at least [***]. All decisions of the JSC shall be made by consensus, with each Party having one (1) vote; provided that Biogen shall have final decision-making authority with regard to Biogen’s capacity to Manufacture Drug Substance and/or Drug Product. If the JSC cannot agree on a matter within [***] after it has attempted to reach such decision in good faith, then, with the exception of capacity questions, which shall be decided solely by Biogen, the matter shall be escalated for resolution to a senior executive nominated by each Party. If such senior executives cannot resolve the matter within [***] following referral, the status quo shall prevail with respect to such matter.

ARTICLE 3

PAYMENTS

3.1 Fees.

3.1.1 Fees—Development Services. Vir shall pay for the Development Services as provided in this Agreement and each applicable SOW for Development Services.

3.1.2 Fees – Technology Transfer Services. Vir shall pay for any services relating to Biogen’s performance of Technology Transfer services as provided in this Agreement and each applicable SOW for such Technology Transfer services, including any Third Party testing services that may be requested by Vir (or recommended by Biogen and accepted by Vir) as part of the Technology Transfer services. Such Third Party testing services shall be paid by Vir on a pass-through basis.

3.1.3 Fees – Manufacturing Services. Vir shall pay for the Manufacturing Services as provided in this Agreement and each applicable SOW for Manufacturing Services. For avoidance of doubt, Vir shall be responsible for all costs payable to Third Parties for Manufacturing at the Third Party’s Facility, including any Third Party testing services that may be required as part of such Manufacturing Services, unless otherwise agreed with Biogen pursuant to Section 2.1. Any Third Party testing services that may be required as part of the Manufacturing Services shall be specified in SOPs developed for the Process and shall be paid by Vir on a pass-through basis. In addition to the fees for the performance of the Manufacturing Services set forth in this Agreement and each SOW for Manufacturing Services, Vir agrees to pay the access fees specified in the Attachment C (“Access Fees”) for all Manufacturing of Products using any Improvements whether such Manufacturing is performed directly by Vir, its Affiliates or its or their licensees or collaborators or by Third Parties contracted by any of the foregoing.

3.1.4 Price Changes. With the exception of [***], Biogen may reasonably revise the fees provided in an SOW if (i) any information relating to an SOW which is provided by Vir is materially inaccurate or incomplete, and such inaccurate or incomplete information directly and adversely impacts the costs of Biogen providing the Services, or (ii) pursuant to a Change Order, there is a material revision to the scope of Services under the applicable SOW or Biogen’s responsibilities thereunder. In addition, the fees provided in an SOW [***] shall be subject to annual review by the Parties to address changes in inflation, increased overhead charges, and other commercially reasonable factors.

3.1.5 Vir-Specific Purchases. Vir shall be responsible for the costs of all Materials, reference standards, specialty chemicals, and other Vir-specific purchases required to perform the Services, including any High-Value Materials not supplied by Vir (collectively, “Vir-Specific Items”), [***] unless provided by Vir to Biogen at no cost as Vir-supplied Materials pursuant to Section 2.7. Vir shall be responsible for the costs of replacing any Vir-Specific Items that become obsolete prior to their scheduled use in Manufacturing Drug Substance or Drug Product, provided that Biogen shall manage inventory of Vir-Specific Items in order to minimize the chances of obsolescence.

3.1.6 Unplanned Services. Biogen will notify Vir of the cost of performing any unplanned investigational studies, out of specification (“OOS”) investigations or additional Vir-requested retesting Services not otherwise specified in an SOW (collectively, “Unplanned Services”), and subject to Vir’s approval, not to be unreasonably withheld, of the applicable Change Order for said Unplanned Services in accordance with Section 2.2, Biogen will invoice Vir for the cost of performing these Unplanned Services provided that any Unplanned Services directly due to a Biogen error will be subject to Section 2.8.

3.1.7 Cancellations and Postponements.

(a) SOWs for Batch Manufacture or Fill Finish pursuant to Section 2.1 shall be non-cancellable with respect to any part within the Binding Forecast.

(b) With respect to Services other than Batch Manufacture or Fill Finish (which, for clarity, are subject to Section 3.1.7(a)), if Vir [***], then Vir shall pay Biogen any applicable cancellation fees set forth in the applicable SOW.

(c) Notwithstanding Sections 3.1.7(a) and 3.1.7(b), Biogen shall [***] to reallocate any Service resources and materials or manufacturing slots vacated by any such cancellation or postponement to Biogen, other customers of Biogen, or, if agreed by Vir, other Vir projects conducted by Biogen under separate a separate SOW in order to mitigate any losses arising from such postponement or cancellation, and Vir shall only be liable for the remainder of any Binding Forecast or for cancellation fees, as applicable, in connection with Service resources and materials or manufacturing slots left vacant and unable to be filled by Biogen, other customers of Biogen, or other Vir projects.

3.2 Invoicing. Unless otherwise provided in the applicable SOW, Biogen shall invoice Vir as follows:

3.2.1 for Batch Manufacture and/or Fill Finish pursuant to Biogen’s acceptance of a Manufacturing Request pursuant to Section 2.1.2 upon the earliest to occur of the following: (i) [***]; (ii) [***]; or (iii) if a Third Party is to perform finished product testing, then [***] following shipment of Drug Substance or Drug Product samples to a Third Party testing agency, but only if such testing agency has not yet delivered its test results for such Drug Substance or Drug Product and Biogen has performed all of its responsibilities except for those responsibilities which incorporate test results from the Third Party testing agency;

3.2.2 for any SOW that can be completed within [***] (other than Batch Manufacture and/or Fill Finish), Biogen shall invoice Vir upon [***];

3.2.3 for any SOW that cannot be completed within [***] (other than Batch Manufacture and/or Fill Finish), Biogen shall invoice Vir [***], or as set forth on the applicable SOW;

3.2.4 for any Vir-Specific Items other than High-Value Materials, Biogen shall invoice Vir for such Vir-Specific Items with the invoice for the Batch for which such Vir-Specific Items were ordered. The costs of High-Value Materials, shall be invoiced when purchased by Biogen, provided that the [***] fee set forth in Section 3.1.5 shall be pro-rated across the Batches for which such High-Value Materials are used, with the balance (if any) of such fee to be invoiced if and when such High-Value Materials become obsolete or if the applicable SOW or this Agreement is terminated; or

3.2.5 for any milestone payment, Biogen shall invoice Vir when the milestone trigger event occurs.

3.3 Payment Terms. Payment of all Biogen invoices shall be due [***] after the date of receipt of invoice, subject to Section 3.4 with respect to any disputed amounts. Vir shall make payment in U.S. dollars, and otherwise as directed in the applicable invoice. If any payment is not received by Biogen by its due date, then [***].

3.4 Method of Payment. Unless otherwise specified in an SOW, all undisputed amounts payable to Biogen under this Agreement will be paid in U.S. Dollars, without deduction, and by authenticated and value dated Swift telegraphic transfer for any such payments made from outside the U.S., quoting invoice numbers of payment to the bank account identified in the applicable invoice or by such other means as Biogen will notify Vir in writing from time to time. If Vir disputes the amount of any invoice, it shall notify Biogen within [***] following receipt of the invoice, and the Parties shall meet within [***] following such notice to seek to resolve such dispute.

3.5 Taxes. All taxes, duties and other amounts assessed (excluding tax based on net income and franchise taxes) on Services, Procured Equipment, components, Drug Substance or Drug Product prior to or upon provision or sale to Biogen or Vir, as the case may be, and on any other Vir-supplied Materials, are the responsibility of Vir, and Vir shall reimburse Biogen for all such taxes, duties or other expenses paid by Biogen or such sums will be added to invoices directed to Vir, where applicable. If any deduction or withholding in respect of tax or otherwise is required by law to be made from any of the sums payable hereunder, Vir shall be obliged to pay to Biogen such greater sum as will leave Biogen, after deduction or withholding as is required to be made, with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. For clarity, all prices and amounts due set forth herein are stated exclusive of any value added tax, goods and services tax or other forms of sales tax.

ARTICLE 4

MANUFACTURING AND FILL FINISH

To the extent Biogen has accepted a Manufacturing Request in accordance with Section 2.1.2, subsequent to which the Services include pre-commercial/clinical Manufacturing and/or Fill Finish, the following shall apply except to the extent that the Parties otherwise agree in writing. The Parties acknowledge that [***].

4.1 Forecasts.

4.1.1 Initial Forecast. At the first meeting of the JSC following the acceptance of a Manufacturing Request by Biogen, or at such other time as may be agreed in writing by the Parties, Vir shall provide Biogen with an initial forecast consistent with the provisions of this Agreement and Biogen agrees to confirm, reject or otherwise respond to Vir within [***] thereafter to such initial forecast.

4.1.2 Forecast Length. The initial forecast shall cover the next [***] (or the period covered by the Parties’ [***]), setting forth the timing and number of Campaigns to be conducted and Batches of Drug Substance and Drug Product (as applicable) that Vir expects to order from Biogen during this period and which is consistent with the Manufacturing capacity agreed by Biogen pursuant to Section 2.1.2. Within [***] prior to the beginning of each calendar quarter, Vir shall submit to Biogen a rolling written forecast of its requirements of pre-commercial/clinical Product to be supplied by Biogen during the remainder of the agreed forecast period.

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4.1.3 Binding and Non-binding Portions. [***]. Each forecast made under Section 4.1 shall include a forecast of the total quantity of each Product (in Batches, kilograms or other relevant unit) that will be required for the [***] (each, a “Binding Forecast”). The forecast for the subsequent [***] (the “Advisory Forecast”) shall include the total quantity of each Product reasonably anticipated to be made during such [***]. The Parties acknowledge that each Binding Forecast shall be binding as set forth above in [***], and will represent a binding commitment for Vir or its Affiliate(s) to pay for the number of Batches needed to produce such forecasted Product in such [***]. The Project Managers shall be responsible for scheduling the Manufacturing to meet Vir’s Binding Forecast, subject to the terms of this Section 4.1.3. [***].

4.1.4 [***].

4.2 Orders. Vir shall deliver to Biogen, together with each Binding Forecast, a written binding purchase order (each, a “Purchase Order”) for the amount of Product that Vir wishes to order during the first calendar quarter covered by such Binding Forecast. For further clarity, the Parties acknowledge and agree that Batches must be forecasted and ordered in full Batch increments; forecasts and orders for partial Batches will not be accepted unless otherwise set forth in a SOW. Biogen shall provide Vir with written notice (but in any event within [***]) of its acceptance of each such Purchase Order. If Biogen fails to provide notice to Vir of acceptance within such [***] period, such Purchase Order shall be deemed accepted. Biogen shall [***] provide Vir with Product in quantities sufficient to fulfill Vir’s Purchase Order, in accordance with the delivery dates set forth in the applicable Purchase Order. [***]. Notwithstanding the foregoing, Biogen shall have the right to reject any quantities of Product within any Purchase Order that exceed [***] of the quantity of the applicable Product forecasted by Vir for the relevant period in the most recent Binding Forecast, provided that Biogen shall [***] any, Purchase Order for quantities up to [***] of the most recent Binding Forecast. If Biogen in its discretion determines to accept any Purchase Order greater than [***] of the most recent Binding Forecast, Biogen shall [***] to supply Vir with such excess Manufacturing capacity and/or quantities, as applicable. Each Purchase Order shall specify: (i) the quantity of Product to be made under each Campaign, (ii) the requested location for delivery of each Successful Batch; (iii) the requested time of delivery of each Successful Batch; (iv) the carrier and/or manner of shipment that Biogen should use in delivering each Successful Batch; and (v) the Materials to be ordered by Biogen for supply of Product to Vir or Vir-supplied Materials to be provided directly by Vir to Biogen for use in the Manufacture of Product. [***].

4.3 Nonconforming Drug Substance or Drug Product. Subject to Sections 4.4 and 4.5, unless within [***] after tender of delivery of Drug Substance or Drug Product, as applicable (the “Inspection Period”), Vir or its designee notifies Biogen in writing (an “Exception Notice”) that such Drug Substance or Drug Product does not meet the warranty set forth in Section 8.1.4 (“Defective Product”), and provides a sample of the alleged Defective Product, the Drug Substance or Drug Product shall be deemed accepted by Vir, and Vir shall have no right to reject such Drug Substance or Drug Product. Upon timely receipt of an Exception Notice from Vir, Biogen shall conduct an appropriate investigation to determine whether or not it agrees with Vir that Drug Substance or Drug Product is Defective Product and to determine the cause of any nonconformity. If Biogen agrees that Drug Substance or Drug Product is Defective Product and determines that the cause of the nonconformity is attributable to [***], then Vir shall not be responsible to pay for such Defective Product, and Biogen shall, [***].

4.4 Latent Defects. For the purposes of this Agreement, a “Latent Defect” means a defect or other condition that causes Drug Substance or Drug Product to be Defective Product that [***]. In the case of discovery of any Latent Defect, Vir will have [***] after discovery of such Latent Defect to notify Biogen of such Latent Defect. Where Vir provides Biogen with an Exception Notice in connection with the existence of a Latent Defect, the Parties shall [***], and if Biogen agrees that Drug Substance or Drug Product is Defective Product as a result of Biogen Defective Processing, then Biogen shall, [***].

4.5 Discrepant Results. If the Parties disagree as to whether Drug Substance or Drug Product is Defective Product (whether under Section 4.3 or Section 4.4) and/or whether the cause of the nonconformity is Biogen Defective Processing, and the disagreement is not resolved within [***] (or such other period as may be agreed in writing by the Parties) of the Exception Notice date, the Parties shall cause a mutually acceptable independent Third Party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Product and its components, including Vir-supplied Materials. [***]. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall [***].

4.6 [***]. Subject to the provisions of this Section 4.6, and to [***], Vir agrees that [***].

ARTICLE 5

REGULATORY

The requirements set forth in this Article 5 shall apply to the Services to the extent required by Applicable Laws. Vir acknowledges and agrees that the Development Services shall be performed on a non-cGMP basis and that the laws, regulations and guidelines governing cGMP Manufacturing shall not be deemed to apply to the Development Services unless otherwise requested by Vir and specified in the applicable SOW. For clarity, this Article 5 applies to Technology Transfer services agreed by the Parties but only applies to Manufacturing Services to the extent Biogen has accepted a Manufacturing Request in accordance with Section 2.1.2.

5.1 Recordkeeping. Unless the Parties otherwise agree in writing, Biogen shall maintain [***] complete and accurate Batch Records, laboratory data, reports and other technical records relating to Drug Substance or Drug Product in accordance with Biogen standard operating procedures and Applicable Laws. Such records shall be maintained for [***] (the “Document Retention Period”). Following the expiry of the Document Retention Period, and prior to disposing of or destroying such documentation, Biogen shall first offer to deliver such documentation to Vir. If Vir refuses in writing the delivery of such documentation or fails to respond to such offer within [***], Biogen may destroy such documentation.

5.2 Regulatory Compliance. Biogen shall obtain and maintain all permits and licenses with respect to general Facility operations required by any Regulatory Authority in the jurisdiction in which Biogen performs Services. Vir shall obtain and maintain all other Regulatory Approvals, authorizations and certificates, including those with respect to Drug Substance or Drug Product. Vir shall [***]. Vir shall not identify Biogen in any regulatory filing or submission without Biogen’s prior written consent. Such consent shall not be unreasonably withheld or delayed and shall be memorialized in a writing signed by authorized representatives of both Parties. Upon written request, Vir shall [***]. During the Term, Biogen will provide information to Vir as reasonably needed for regulatory filings and inquiries by Regulatory Authorities relating to Drug Substance or Drug Product, at Vir’s request and expense; provided, however, that Biogen may [***]. Vir shall provide to Biogen all information concerning Drug Substance and Drug Product and related Regulatory Approvals, authorizations and certificates in Vir’s possession as reasonably required to allow Biogen to satisfy its obligations under Applicable Laws relating to performance of this Agreement.

5.3 Governmental Inspections and Requests. Each Party shall promptly advise the other Party of any inspection or inquiry by any Regulatory Authority concerning any SOW, Drug Substance or Drug Product. Biogen shall, subject to any Third Party facility or subcontractor restrictions if applicable, permit up to [***] of Vir to be present at any inspection relating specifically to Services under this Agreement, provided that Vir may be excluded from any part of the Facility or inspection that does not [***] to the Services or Product, and Vir shall not have the right to direct Biogen’s conduct of any such inspection. Upon request, Biogen shall, subject to any Third Party facility or subcontractor restrictions if applicable, provide Vir with a copy of any report issued by such Regulatory Authority received by Biogen following a visit to the Facility concerning the Drug Substance or Drug Product, redacted as appropriate to protect any confidential information of Biogen and Biogen’s other customers; and Vir shall provide Biogen with any [***] correspondence with such Regulatory Authority, including FDA refusal to file, rejection or warning letters. Vir acknowledges that it may not direct the manner in which Biogen fulfills its obligations to permit inspection by and to communicate with Regulatory Authorities. Vir shall [***].

5.4 Facility Audits and Observation. This Section 5.4 only applies to Technology Transfer Services and Manufacturing Services and does not apply to Development Services.

5.4.1 Quality Audits. During the Term, Vir’s Representatives shall be granted access upon at least [***] prior notice, at reasonable times during regular business hours, and subject to any Third Party facility or subcontractor restrictions if applicable, to (i) the portion of the Facility where Biogen performs Services, (ii) relevant personnel involved in Services and (iii) Services records described in Section 5.1, in each case [***] for the purpose of verifying that Biogen is performing Services in accordance with cGMPs, Applicable Laws, the Specifications and the master Batch records, as applicable. Vir may not conduct an audit under this Section 5.4.1 more than [***] during any [***] period; provided that additional inspections may be conducted in the event there is a [***] quality or compliance issue concerning Drug Substance, Drug Product or the Services. Vir’s Quality Assurance Manager will arrange Vir audits with Biogen Quality Management. Audits shall be designed to minimize disruption of operations at the Facility.

5.4.2 Additional Observation Rights. Upon at least [***] prior notice, from time to time, but no more frequently than [***] every [***] (or such other period as is stated in an SOW), Vir may, subject to subcontractor contractual restrictions if applicable to any Third Party Facility, send up to [***] to the Facility [***] to observe the Services for a period not to exceed [***] (or such other period as is stated in an SOW).

5.4.3 Visitation Terms. Vir’s Representatives shall be required to sign Biogen’s standard visitor confidentiality agreement prior to being allowed access to the Facility. Such Representatives shall comply with the Facility’s rules and regulations for visitors. Vir shall [***].

5.5 Quality Agreement. Prior to the Manufacture or Fill Finish by Biogen of any Drug Substance or Drug Product required to be Manufactured or Fill Finished in accordance with cGMP, including materials to be used in human clinical trials, the Parties shall negotiate in good faith and enter into a quality agreement starting from Biogen’s standard template or as otherwise agreed by the Parties (“Quality Agreement”). If determined necessary by Biogen or Vir, the Parties shall enter into separate Quality Agreements for different Facilities. In the event of a conflict between any of the provisions of this Agreement or an SOW and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement or an SOW and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement or the SOW (per the order of precedence set forth in Section 2.1.1) shall govern. For clarity, this Section 5.5 only applies to Technology Transfer Services and Manufacturing Services.

5.6 Waiver of In Process Quality Control Holds. Project scheduling may include certain FDA “Points to Consider” (PTC) assays and other in-process assays, as set forth in an SOW. PTC and in-process assays may prevent an SOW from progressing to subsequent scheduled events until the results of these PTC and in-process assays are completed, documented and audited by the appropriate QC group. In the event that Vir wishes to expedite an SOW by proceeding to subsequent project events without waiting for PTC and/or assay results, Vir shall provide Biogen with a written waiver referencing this Section 5.6 (“QC Hold Waiver”). If Biogen reasonably disagrees with proceeding with Manufacturing under a QC Hold Waiver, Biogen may decline to proceed and will not be deemed to be in breach of its obligations hereunder while results are pending from the PTC or other in-process assays and upon Vir written request Biogen shall describe the rationale for such disagreement in writing to Vir. If Biogen agrees to continue Manufacturing under a QC Hold Waiver, Biogen shall remain responsible for activities and Services up to the QC Hold Waiver to the extent provided in this Agreement and such Manufacturing thereafter shall be at Vir’s risk. Vir shall [***]. Biogen shall remain responsible for activities up to the QC Hold Waiver to the extent provided in this Agreement. For clarity, this Section 5.6 only applies to Manufacturing Services.

5.7 Countries Subject to Restrictions. Biogen shall not be obliged to perform any Services which would involve any countries that are targeted by the comprehensive sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States of America.

ARTICLE 6

CONFIDENTIALITY AND NON-USE

6.1 Definition. As used in this Agreement, the term “Confidential Information” includes all information furnished by or on behalf of Biogen or Vir (the “Discloser”), its Affiliates or any of its or their respective Representatives, to the other Party (the “Recipient”), its Affiliates or any of its or their respective Representatives, whether furnished before, on or after the Effective Date and furnished in any form, including written, verbal, visual, electronic or in any other media or manner and information acquired by observation or otherwise during any site visit at the other Party’s facility. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, compilations, business or technical information and other materials prepared by either Party, their respective Affiliates, or any of its or their respective Representatives. For the avoidance of doubt, (a) all confidential information disclosed under the Letter of Intent will be deemed Confidential Information of the applicable Discloser disclosed under this Agreement, and (b) the Biogen Proprietary Know-How is Biogen’s Confidential Information. The existence and terms of this Agreement shall be deemed to be the Confidential Information of both Parties. The existence and terms of any future negotiations between the Parties (to the extent occurring during the Term) with respect to a Commercial Supply Agreement or other potential contracts, including proposed pricing and other proposed contractual terms, shall be deemed to be the Confidential Information of both Parties.

6.2 Exclusions. Notwithstanding Section 6.1, Confidential Information does not include information that (i) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, (ii) is already known by the Recipient at the time of disclosure as demonstrated by the Recipient’s written records, (iii) becomes available to the Recipient on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis, or (iv) was or is independently developed by or for the Recipient without reference to the Confidential Information of the Discloser as evidenced by the Recipient’s written records.

6.3 Mutual Obligation. The Recipient agrees that it will not use the Discloser’s Confidential Information except in connection with the performance of its obligations hereunder and, with respect to Project Documentation and Manufacturing data, as set forth in Section 2.10.4, and will not disclose, without the prior written consent of the Discloser, Confidential Information of the Discloser to any Third Party, except that the Recipient may disclose the Discloser’s Confidential Information:

6.3.1 to any of its Affiliates and its or their respective Representatives, and to its or their contractors, that (i) need to know such Confidential Information for the purpose of performing under this Agreement, or in the case of Biogen’s potential contractors, for the purpose of evaluating whether or not to enter into a subcontract for Services under this Agreement, (ii) are advised of the contents of this Article 6 and (iii) are bound to the Recipient by obligations of confidentiality at least as restrictive as the terms of this Article 6. Each Party shall be responsible for any breach of this Article 6 by its Affiliates or any of its or their respective Representatives;

6.3.2 to its actual and potential investors, acquirors, licensees and collaboration partners, in each case, to the extent such parties are advised of the contents of this Article 6 and are bound to the Recipient by obligations of confidentiality at least as restrictive as the terms of this Article 6. Each Party shall be responsible for any breach of this Article 6 by any Third Party to whom it discloses under this Section 6.3.2; and

6.3.3 to the extent required by Applicable Laws; provided that prior to making any such legally required disclosure, the Recipient shall give the Discloser reasonable prior notice of the requirement for and contents of such disclosure under the circumstances. Any such disclosure, however, shall not relieve the Recipient of its obligations contained herein with respect to future disclosures of such Confidential Information. For clarity, any legally required disclosure of the terms of this Agreement or other subject matter that is expressly described in Section 6.4 shall be subject to Section 6.4 instead of this Section 6.3.3.

6.4 Publicity. Neither Party will disclose any terms of this Agreement or make a press release, announcement or engage in any other form of publicity relating to the transactions which are the subject of this Agreement, or any ancillary matter, without first obtaining the prior written consent of the other Party. The Party wishing to make such disclosure, release, announcement or publicity will provide a copy of the proposed text thereof to the other Party for its review and approval at least [***] prior to the proposed release. The reviewing Party may provide specific, reasonable comments on such release, announcement or publicity reasonably in advance of the date of the proposed release, but will not unreasonably withhold or delay its approval to such release, announcement or publicity. Notwithstanding the foregoing, either Party may make such a disclosure to the extent required by Applicable Laws or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, provided that the disclosing Party make reasonable efforts to provide the other Party with reasonable notice beforehand and to coordinate with the other Party with respect to the wording and timing of any such disclosure, including any redacted form of this Agreement required to be filed in connection therewith. In addition, Vir shall not use Biogen’s name in a manner that could be construed as an endorsement of Vir’s Drug Substance, or Drug Product, including any scientific conclusion as to safety or efficacy.

6.5 No Implied License. Except as expressly set forth in Article 7, the Recipient will obtain no right of any kind or license under any Confidential Information of the Discloser, including any patent application or patent, by reason of this Agreement. All Confidential Information will remain the sole property of the Discloser, subject to Article 7.

6.6 Return of Confidential Information. Upon expiration or termination of this Agreement, or, solely with respect to Project Documentation that comprises the Discloser’s Confidential Information, upon the expiration of any retention period required by Applicable Law, the Recipient will (and will cause its Affiliates and its and their respective Representatives to) cease its use and, upon written request, within [***] either return or destroy (and certify as to such destruction) all Confidential Information of the Discloser, including any copies thereof, except for a single copy which may be retained for the sole purpose of ensuring compliance with its obligations under this Agreement.

6.7 Return of Materials. Upon the earlier of expiration or termination of this Agreement or completion of an SOW, Biogen shall upon Vir’s written request, return to Vir or destroy all Materials relating to such SOW, at Vir’s cost. If Vir has not provided authority regarding the disposition of Materials within [***] after such termination, expiration or completion date, Biogen shall destroy the Materials.

6.8 Publication. Biogen shall not publish or otherwise disclose to any Third Party the results of any use of the Materials without the prior express written consent of Vir, except that Biogen may use and disclose data associated with the Services (including gene expression levels achieved) if such data is presented without any information directly or indirectly identifying Vir or its Intellectual Property. Vir shall not publish or otherwise disclose to any third person the results of any use of the Materials in combination with any Biogen Confidential Information without the prior express written consent of Biogen.

6.9 Survival. The obligations of this Article will terminate [***] from the expiration or termination of this Agreement, except with respect to trade secrets, for which the obligations of this Article will continue for so long as such information remains a trade secret under Applicable Law.

6.10 Prior Confidentiality Agreement. This Agreement supersedes the Mutual Confidentiality Agreements between Vir and Biogen, dated on or about [***], and any confidential information exchanged under such Confidentiality Agreement will be deemed Confidential Information hereunder, and will be subject to the terms of this Agreement.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Definitions. For purposes hereof, “Intellectual Property” means all intellectual property (whether or not patented), including patents, patent applications, know-how, trade secrets, copyrights, trademarks, designs, concepts, technical information, manuals, standard operating procedures, instructions, specifications, inventions, processes, data, improvements and developments. “Vir IP” means all Intellectual Property and embodiments thereof owned by or licensed to Vir as of the date hereof or developed by Vir other than in connection with this Agreement; “Biogen IP” means all Intellectual Property and embodiments thereof owned by or licensed to Biogen as of the date hereof or developed by Biogen other than in connection with this Agreement, including the Biogen Proprietary Know-How, that are [***] for the Manufacture of the Drug Substance and/or Drug Product; “Invention” means any Intellectual Property developed by either Party or jointly by the Parties in connection with this Agreement (including all SOWs and Change Orders under this Agreement); “Vir Invention” means any Invention other than an Improvement or a Biogen Process Invention that relates to the Vir IP or to Vir’s Materials; and “Biogen Process Invention” means [***].

7.2 Ownership of Intellectual Property. All Vir IP and Vir Inventions shall be owned solely by Vir and no right therein is granted to Biogen under this Agreement, except as set forth in Section 7.5. All Improvements, Biogen IP and Biogen Process Inventions shall be owned solely by Biogen and no right therein is granted to Vir under this Agreement except as set forth in Section 7.5.

7.3 Assignment of Rights. If either Party develops an Invention that is the property of the other Party pursuant to Section 7.2, the inventing Party shall notify the other Party. Each of Vir and Biogen shall, and does hereby, assign, and shall cause its Affiliates, employees, consultants and agents to so assign with full title guarantee, to the other Party, without additional compensation, such right, title and interest in and to any Intellectual Property (including Inventions) as is necessary to fully effect the ownership provisions set out in Section 7.2, and any accrued rights of action in respect thereof. Each of Vir and Biogen shall, if so requested by the other Party, execute all such documents and do all such other acts and things as may be reasonably required to comply with this Section 7.3 to vest in the appropriate Party all rights in the relevant Intellectual Property and shall procure execution by any named inventor of all such documents as may reasonably be required by the other Party in connection with any related patent application.

7.4 Patentable Inventions. In case any Inventions are patentable:

7.4.1 the Party owning such Invention pursuant to Section 7.2 shall have the right, in its sole discretion, to determine the patent strategy for such Invention, which may include not obtaining patent protection in a particular country or any country;

7.4.2 the Party owning such Invention shall notify the other Party in writing at least [***] prior to filing any patent application covering such Invention with respect to which a Representative of the non-owning Party is an inventor;

7.4.3 without prejudice to the generality of Section 7.3, the Party not owning an Invention shall cooperate with the other Party and/or its attorneys upon reasonable request, at the expense of the other Party, in (i) properly filing and prosecuting patent applications, (ii) vesting title herein provided and (iii) providing non-financial assistance in enforcing any patents resulting from such patent applications; and

7.4.4 the cost of patenting Inventions will be borne by the owner of the Invention.

7.5 Licenses.

7.5.1 License from Vir to Biogen. Vir hereby grants Biogen a non-exclusive, royalty-free, non-transferable worldwide license to all Vir IP and Vir Inventions that are necessary to perform Biogen’s obligations under this Agreement during the Term, and to perform any obligations of Biogen that survive the expiration or termination of this Agreement. The foregoing license shall be sublicensable only to Biogen’s Affiliates and subcontractors for purposes of performing Biogen’s obligations under this Agreement.

7.5.2 License from Biogen to Vir. Biogen hereby grants to Vir a non-exclusive, perpetual, irrevocable, royalty-free, worldwide license under the Biogen IP and Biogen Process Inventions to use the Deliverables and any items transferred pursuant to Section 2.5 [***]. Vir agrees that it shall not itself, and shall not permit its Affiliates or any Third Party to, reverse engineer or analyze any Biogen Proprietary Know-How or embodiments thereof with the objective of determining its composition of matter or other characteristics. For clarity, this license shall survive termination or expiration of this Agreement.

7.5.3 License to Improvements. Biogen hereby grants to Vir a non-exclusive, worldwide license under the Biogen IP and Biogen Process Inventions to use the Improvements [***] subject to Vir’s compliance with [***].

7.5.4 [***].

7.5.5 Sublicensing. The licenses set forth in Section 7.5.2 and 7.5.3 shall be sublicensable to Vir’s Affiliates and to Vir’s or its Affiliates’ licensees of rights to Manufacture Drug Substance or Drug Products ([***]), and its and their respective contract manufacturers, provided that Vir notifies Biogen in writing in advance of granting such sublicense and that the sublicensee, including each such contract manufacturer, enters into a confidentiality and limited use agreement (“CDA and Limited Use Agreement”) with Biogen in a form reasonably acceptable to Biogen to protect the Biogen IP, Biogen Process Inventions, and any Biogen Confidential Information and other Biogen Intellectual Property rights in the Deliverables or other technology transfer items that are provided to such sublicensee in connection with the sublicense. Biogen’s form of CDA and Limited Use Agreement as of the Effective Date is attached hereto as Attachment B. Vir acknowledges and agrees that it shall not conduct a technology transfer to, or Manufacture at, any Third Party facility using items that embody or incorporate any Biogen IP or Biogen Process Inventions, or otherwise give any Third Party access to any Biogen IP or Biogen Process Inventions prior to the execution by such Third Party of a CDA and Limited Use Agreement in accordance with this Section 7.5.5. [***].

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1 Biogen. Biogen represents, warrants and undertakes to Vir that, unless otherwise agreed to by the Parties in the SOW:

8.1.1 Biogen has the full power and right to enter into this Agreement and there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind held by any Third Party, private or public, that are inconsistent with the provisions of this Agreement;

8.1.2 Biogen shall perform all Services in accordance with all Applicable Laws;

8.1.3 Biogen will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b);

8.1.4 at the time of delivery by Biogen as provided in Section 2.10, Drug Substance or Drug Product [***];

8.1.5 with respect to each SOW, [***];

8.1.6 with respect to each SOW, [***]; and

8.1.7 no transactions or dealings under this Agreement shall be conducted with or on behalf of an individual or entity that is designated as the target of any sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom or the United States of America.

8.2 Vir. Vir represents, warrants and undertakes to Biogen that:

8.2.1 Vir has the full power and right to enter into this Agreement and except to the extent set forth in Section 4.6 under Vir’s agreement with [***], there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind held by any Third Party, private or public, that are inconsistent with the provisions of this Agreement;

8.2.2 all Vir-supplied Materials shall have been produced, to Vir’s knowledge, in accordance with Applicable Laws, shall comply with all applicable specifications, and shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws;

8.2.3 all Deliverables provided to Vir by Biogen shall be held, used and disposed of by or on behalf of Vir in accordance with all Applicable Laws (including, in connection with any such items that are not labeled, 21 CFR § 201.150); specifically, Vir shall not permit the human consumption of any such items, except to the extent such consumption occurs in the course of clinical trials that expressly permit such use and that have been approved by appropriate governmental authorities; and Vir will otherwise comply with all Applicable Laws applicable to Vir’s performance under this Agreement;

8.2.4 as of the Effective Date, Vir has all necessary authority to use and to permit Biogen to use pursuant to this Agreement all Intellectual Property related to the Drug Substance, or Drug Product or Vir-supplied Materials (including artwork), and the performance of Services in connection with the foregoing, including any copyrights, trademarks, trade secrets, patents, inventions and developments; there are no patents owned by others related to the Vir IP utilized with the Drug Substance, or Drug Product that would be infringed by Vir’s performance of its obligations under this Agreement; and, to its knowledge, there are no trade secrets or other proprietary rights of others related to the Vir IP utilized with the Drug Substance, or Drug Product that would be infringed or misused by Vir’s performance of this Agreement;

8.2.5 as of the Effective Date, Vir [***];

8.2.6 as of the Effective Date, Vir [***].

8.2.7 no transactions or dealings under this Agreement shall be conducted with or on behalf of an individual or entity that is designated as the target of any sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom or the United States of America.

8.3 Limitations. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 8 ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification by Biogen. Biogen shall indemnify and hold harmless Vir, its Affiliates, and their respective directors, officers and employees (“Vir Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and reasonable investigative and production costs) in connection with any suit, demand or action by any Third Party (“Losses”) arising out of or resulting from (i) any breach of its representations, warranties or obligations set forth in this Agreement, including in connection with any Manufacture of Product or (ii) any negligence or willful misconduct by Biogen; in each case except to the extent that any of the foregoing arises out of or results from any Vir Indemnitee’s negligence, willful misconduct or breach of this Agreement or the Quality Agreement, or Vir is obliged to indemnify a Biogen Indemnitee pursuant to Section 9.2.

9.2 Indemnification by Vir. Vir shall indemnify and hold harmless Biogen, its Affiliates, and their respective directors, officers and employees (“Biogen Indemnitees”) from and against any and all Losses arising out of or resulting from (i) any breach of its representations, warranties or obligations set forth in this Agreement, (ii) any manufacture, packaging, sale, promotion, distribution, use of or exposure to Drug Substance, Drug Product or Vir-supplied Materials, including Losses on the basis of product liability or strict liability, (iii) the conduct of any clinical trials utilizing any material or Drug Substance, or Drug Product which is the subject of this Agreement or any SOW, including any recalls relating to such clinical trials, (iv) any actual or alleged infringement or violation of any Third Party patent, trade secret, copyright, trademark or other proprietary rights by Biogen’s use in accordance of this Agreement of Intellectual Property or other information or materials provided by Vir, including Vir-supplied Materials, or (v) any negligence or willful misconduct by Vir; in each case except to the extent that any of the foregoing arises out of or results from any Biogen Indemnitee’s negligence, willful misconduct or breach of this Agreement or the Quality Agreement, or Biogen is obliged to indemnify a Vir Indemnitee pursuant to Section 9.1.

9.3 Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the Party seeking indemnification (i) promptly notifying the indemnifying Party of any claim or liability of which the Party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying Party of any of its obligations hereunder except to the extent the indemnifying Party is prejudiced by such failure, (ii) allowing the indemnifying Party, if the indemnifying Party so requests, to conduct and control the defense of any such claim or liability and any related settlement negotiations (at the indemnifying Party’s expense), (iii) cooperating with the indemnifying Party in the defense of any such claim or liability and any related settlement negotiations (at the indemnifying Party’s expense) and (iv) not compromising or settling any claim or liability without prior written consent of the indemnifying Party.

ARTICLE 10

LIMITATIONS OF LIABILITY

10.1 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BIOGEN SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS FOR LOST, DAMAGED OR DESTROYED VIR-SUPPLIED MATERIALS, WHETHER OR NOT SUCH VIR-SUPPLIED MATERIALS ARE USED IN THE SERVICES OR INCORPORATED INTO DRUG SUBSTANCE OR DRUG PRODUCT.

10.2 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BIOGEN’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED [***].

10.3 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 11

INSURANCE

Each Party shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following: (i) Commercial General Liability Insurance with a per-occurrence limit of not less than [***]; (ii) Products and Completed Operations Liability Insurance with a per-occurrence limit of not less than [***]; (iii) Workers’ Compensation Insurance with statutory limits and Employers Liability Insurance with limits of not less than [***] per accident; and (iv) [***]. Each Party may self-insure all or any portion of the required insurance as long as, together with its Affiliates, its U.S. GAAP net worth is greater than [***] or its annual EBITDA (earnings before interest, taxes, depreciation and amortization) is greater than [***]. Each required insurance policy, other than self-insurance, shall be obtained from an insurance carrier with [***]. If any of the required policies of insurance are written on a claims made basis, such policies shall be maintained throughout the Term and for a period of at least [***] thereafter. Upon the other Party’s written request from time to time, each Party shall promptly furnish to the other Party a certificate of insurance or other evidence of the required insurance.

ARTICLE 12

TERM AND TERMINATION

12.1 Term. This Agreement shall commence on the Effective Date and shall continue for three (3) years or, if later, until the expiration or termination of all the SOWs, unless earlier terminated in accordance with Section 12.2 or Section 12.3 (as may be extended in accordance with this Section, the “Term”). The Term shall automatically be extended for successive one (1) year periods unless and until one Party gives the other Party at least [***] prior written notice of its desire to terminate as of the end of the then-current Term; provided that as long as any SOW is in effect, unless the terminating Party gives notice of its intent to terminate any SOW, the terms of this Agreement shall remain in effect in respect of such SOW.

12.2 Termination by Vir Without Cause. Vir may terminate this Agreement or any SOW without cause at any time during the Term on one hundred eighty (180) days’ prior written notice to Biogen. Upon receipt by Biogen of any such termination notice, Biogen will promptly cease or wind down, as appropriate, work under the terminated SOW(s) unless otherwise requested by Vir in such notice.

12.3 Mutual Termination Rights. Either Party may terminate this Agreement immediately without further action if (i) the other Party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within [***], or takes any equivalent or similar action in consequence of debt in any jurisdiction; or (ii) the other Party materially breaches any of the provisions of this Agreement, and such breach is not cured within [***] after the giving of written notice requiring the breach to be remedied; provided, that in the case of a failure of Vir to make payments in accordance with the terms of this Agreement, Biogen may terminate this Agreement if such payment breach is not cured within [***] of receipt of notice of non-payment from Biogen.

12.4 Effect of Termination. Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either Party prior to such expiration or termination. In the event that this Agreement or any SOW is terminated, Vir shall, in connection with the terminated SOW(s), pay Biogen for (i) the remainder of the Binding Forecast (except in the case of a termination by Vir under Section 12.3), (ii) for Manufacturing Services performed, and (iii) for all Development and any other non-Manufacturing Services performed up to the date of termination plus any applicable cancellation fees for incomplete Development and any other non-Manufacturing Services pursuant to Section 3.1.7(b), and shall reimburse Biogen for all reasonable costs and expenses incurred, and all non-cancelable commitments made, in the performance of Services in accordance with any ongoing SOW, including (i) reasonable out-of-pocket costs incurred to wind down and cease any ongoing Services and (ii) all costs for Vir-specific purchases made by Biogen pursuant to Section 3.1.5. Following the expiration or termination of this Agreement, Biogen shall transfer to Vir free of charge title in any readily portable Procured Equipment and make such readily portable Procured Equipment available for removal by Vir at Vir’s expense. If Vir fails to make arrangements to remove such readily portable Procured Equipment within [***] after the date of expiration or termination of this Agreement, Biogen shall be entitled to arrange for such removal for off-site storage or disposal, at Biogen’s discretion, and invoice Vir for reasonable removal costs and any subsequent storage or disposal costs. To the extent Vir has not made payment for such Procured Equipment, the amounts due will be invoiced by Biogen on return and Vir will pay such invoice within [***] of receipt. For clarity, title to any fixed, non-portable Procured Equipment located in the Facility shall remain with Biogen upon the expiration or termination of this Agreement at no cost to Biogen. Biogen shall have the right to dispose of such Procured Equipment in its discretion.

12.5 Survival. All accrued rights of a Party, including Biogen’s accrued right to payments shall survive the termination or expiration of this Agreement. The rights and obligations of the Parties under the following Sections and Articles shall survive the expiration or termination of this Agreement, in each case in accordance with their respective terms (as applicable), 2.5 (Technology Transfer), 2.10.5 (Samples and Excess Materials), 3.1.7 (Cancellations and Postponements), 3.3 (Payment Terms), 3.4 (Method of Payment), 3.5 (Taxes), 5.1 (Recordkeeping), 6 (Confidentiality and Non-Use), 7 (Intellectual Property), 8.3 (Limitations), 9 (Indemnification), 10 (Limitations of Liability), 11 (Insurance), 12.4 (Effect of Termination), 12.5 (Survival), 13 (Notice), 14 (Miscellaneous), and the definitions of all defined terms used in any of the foregoing.

ARTICLE 13

NOTICE

All notices to be given as required in the Agreement will be in writing and may be delivered personally or mailed either by a reputable express carrier with required receipt signature or certified mail, postage prepaid to the Parties at the addresses set forth below or at such other address as either Party may provide by written notice to the other Party in accordance with the provisions of this Article 13. Such notice will be effective: (i) on the date sent, if delivered personally; (ii) the date after delivery if sent by express carrier; or (iii) on the date received if sent by certified mail. Notwithstanding the foregoing notices of breach, termination or extension sent by email are not valid unless also sent by one of the other methods stated herein.

If to Biogen:

Biogen MA Inc.

Attn: [***]

225 Binney Street

Cambridge, MA 02142

With a copy (which shall not constitute notice) to:

Biogen MA Inc.

Attn: [***]

225 Binney Street

Cambridge, MA 02142

If to Vir:

Vir Biotechnology, Inc.

Attn: [***]

499 Illinois Street, Suite 500

San Francisco, CA 94158

Email: [***]

ARTICLE 14

MISCELLANEOUS

14.1 Entire Agreement; Amendments. This Agreement, including the SOWs and any other attachments, any Quality Agreements executed hereunder, and any Change Orders or other amendments to any of the foregoing, and the Letter of Intent (solely with respect to the Prior Development Activities and Confidential Information disclosed in connection therewith) constitutes the entire understanding between the Parties, and supersedes any contracts, agreements or understandings (oral or written) of the Parties, with respect to the subject matter hereof. For the avoidance of doubt, this Agreement does not supersede any existing generally applicable confidentiality agreement between the Parties as it relates to time periods prior to the date hereof or to business dealings not covered by this Agreement. No term of this Agreement may be amended in whole or in part by any Party or any Third Party, including by operation of law or order, except upon written agreement of both Parties, unless otherwise expressly provided in this Agreement.

14.2 Captions; Interpretive Matters. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (iii) words using the singular shall include the plural, and vice versa, (iv) the words “include(s)” and “including” shall be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import, (v) the word “or” shall be deemed to include the word “and” (e.g. “and/or”) and (vi) references to “Article,” “Section,” “subsection,” “clause” or other subdivision, or to an Attachment or other appendix, without reference to a document are to the specified provision or Attachment or other appendix of this Agreement. References to any laws, rules or regulations are to such laws, rules and regulations as they may be amended from time to time. This Agreement shall be construed as if it were drafted jointly by the Parties.

14.3 Further Assurances. The Parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

14.4 No Waiver. Failure by either Party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

14.5 Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

14.6 Independent Contractors. The relationship of the Parties is that of independent contractors, and neither Party will incur any debts or make any commitments for the other Party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the Parties the relationship of joint ventures, co-partners, employer/employee or principal and agent. Neither Party shall have any responsibility for the compensation of the other Party’s employees or contractors or for any employee benefits of any such employee or contractor.

14.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties, their successors and permitted assigns. Neither party shall have any right to grant, assign or transfer to any Third Party by assignment, sale, grant, transfer, operation of law or otherwise, any rights or interest greater than the rights or interests granted to such party under this Agreement. Neither Party may assign this Agreement, in whole or in part, including by operation of law or order, without the prior written consent of the other Party, except that [***]. Any permitted assignee shall assume all obligations of its assignor under this Agreement and no assignment shall relieve any Party of responsibility for the performance of any obligation under this Agreement to the extent such obligation accrued prior to the data of assignment. Any attempted assignment in violation of this Section 14.7 shall be null and void.

14.8 Performance Through Affiliates; Sublicensee Guaranty; No Third Party Beneficiaries. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates; provided, for clarity, that the license rights set forth in Section 7.5.1 can only be executed by Vir’s Affiliates under a sublicense granted by Vir to such Affiliate pursuant to Section 7.5.5. Any Affiliate of Vir or Affiliate of Biogen may execute an SOW under this Agreement, in which case, any reference to “Vir” in this Agreement shall mean such Affiliate of Vir and any reference to “Biogen” in this Agreement shall mean such Affiliate of Biogen for purposes of such SOW, and such Affiliates shall be bound by the terms of this Agreement for purposes of such SOW. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement or any SOW (whether executed by a Party or its Affiliates) shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate. With respect to each sublicensee of Vir that executes a CDA and Limited Use Agreement pursuant to the terms hereof, as between Vir and Biogen, Vir shall use commercially reasonable efforts to cause such sublicensee to comply with the provisions of CDA and Limited Use Agreement in connection with such performance and Vir shall promptly report any breaches of such CDA and Limited Use Agreement to Biogen. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties named herein and their respective Affiliates, successors and permitted assigns.

14.9 Governing Law. This Agreement, and all matters arising directly or indirectly hereunder, shall be governed by and construed under the laws of the state of Delaware, USA, excluding its conflicts of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

14.10 Jurisdiction, Equitable Relief.

14.10.1 Subject to Section 14.10.2, Biogen and Vir irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the state of Delaware and the United States District Court for the state of Delaware for any action, suit or proceeding (other than appeals therefrom), and agree not to commence any action, suit or proceeding (other than appeals therefrom) except in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. [***].

14.10.2 Biogen and Vir agree that irreparable damage may occur in the event of a breach of Article 6. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions to prevent breaches of Article 6 and to enforce specifically the terms and provisions of such articles or sections of this Agreement in any court of the U.S. or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby waives any requirement that any other Party post a bond or other security as a condition for obtaining any such relief.

14.11 Right to Dispose and Set Off. If Biogen requests in writing from Vir direction with respect to disposal of any inventories of Drug Substance, Drug Product, Vir-supplied Materials, other Materials, equipment, samples or other items belonging to Vir and is unable to obtain a response from Vir within [***], Biogen shall be entitled in its sole discretion to (i) dispose of all such items and (ii) set-off any and all amounts due to Biogen or any of its Affiliates from Vir against any credits Vir may hold with Biogen or any of its Affiliates.

14.12 Force Majeure. Except as to payments required under this Agreement, neither Party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such Party’s performance hereunder if such default or delay is caused by events beyond such Party’s reasonable control, including acts of God, law or regulation or other action or failure to act of any government or agency thereof, war or insurrection, terrorism, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic, pandemic or failure of suppliers, vendors, public utilities or common carriers; provided that the Party seeking relief under this Section shall promptly notify the other Party of such cause(s) beyond such Party’s reasonable control. A Party that invokes this Section 14.12 shall use commercially reasonable efforts to perform its ongoing obligations to the other Party as soon as practicable. If the cause(s) shall continue unabated for [***], then both Parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).

14.13 Compliance with Anti-Corruption Laws. Each Party is aware of and understands that there are anti-bribery and anti-corruption statutes (including but not limited to the U.S. Foreign Corrupt Practices Act) to which each Party is subject that prohibit, inter alia, the payment or offering, giving, promising to give, or authorizing the giving of, directly or indirectly, anything of value to a government official, or any relative, business associate or employee thereof, for the purpose of obtaining or retaining any business under this Agreement or inducing or influencing any governmental act or decision affecting either Party, and each Party shall ensure that, in connection with its obligations under this Agreement, it shall conduct their activities in a manner that is consistent with such statutes.

14.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

VIR BIOTECHNOLOGY, INC.

By:	/s/ George Scangos
Name:	George Scangos
Title:	President and CEO

BIOGEN INC.

By:	/s/ Alphonse Galdes
Name:	Alphonse Galdes
Title:	EVP, PO&T

[Signature Page to Development and Clinical Supply Agreement]

ATTACHMENT A

STATEMENTS OF WORK

To be executed from time to time by the Parties and attached hereto as successively numbered Attachments (e.g., Attachment A-1, A-2, A-3, etc.

ATTACHMENT A-1

Process Development SOW

[Attached]

STATEMENT OF WORK

Title of Work Package
Statement of Work #1 for Development and Process & Analytical Establishment of VIR SARS COV-2 mAb

Agreement
This “Statement of Work #1” (“SOW”) effective from the date of last signature (“Effective Date”) is made between VIR Biotechnology having offices at 499 Illinois Suite 500, San Francisco, CA 94158 (“VIR Biotechnology”). and Biogen, Inc., a Delaware corporation, with a place of business at 225 Binney Street, Cambridge, Massachusetts 02142, USA (“Biogen”).

Agreement References
Clinical Development and Manufacturing Agreement (“CDMA”)	This Statement of Work is subject to the terms of Clinical Development and Manufacturing Agreement between Biogen Inc. and VIR Biotechnology with an Effective Date of May 22, 2020, as amended
Quality Assurance Agreement	[***]
Purchase Order(s)	[***]

COMPANY INFORMATION:

Site Addresses and Activities
VIR Biotechnology SARS COV-2 mAb Drug Substance Development and Process/Analytical Establishment	Biogen Inc., 5000 Davis Drive, Durham, North Carolina, USA 27709; and 225 Binney St, Cambridge, MA 02142

VIR Biotechnology CONTACTS:

Contact	Role
[***]	[***]
[***]	[***]

Attachment A-1

NOTE: Any changes in the scope of the project or financial terms of this project must be reviewed and approved by both the Primary VIR Biotechnology Representative and VIR Biotechnology Technical Project Leader and the applicable Biogen representative. Except as expressly provided for in this Statement of Work #1, no additional payments to this Statement of Work #1 will be made without this prior approval; otherwise VIR Biotechnology will not be liable for any costs incurred by Biogen.

Effective from date of final signature

Agreement

Vir Biotechnology	Biogen, Inc.,

/s/ George Scangos	/s/ Alphonse Galdes
Name: George Scangos	Name: Alphonse Galdes
Position: CEO	Title: EVP PO&T

Date: 22-May-2020	Date: 26-May-2020

History of Change	Reason for Issue

Version 0	First Issue

Attachment A-1

Statement of Work #1 for Drug Substance

Development and Process & Analytical

Establishment of VIR Biotechnology SARS-CoV-2

mAB S309 Monoclonal Antibody

For

VIR Biotechnology

TABLE OF CONTENTS

		Page

1.	Statement of Work	5

1.1	Background	5

1.2	Key Assumptions	5

1.3	Project Timing:	5

1.4	Unanticipated results:	5

2.	Services	6

2.1	Project Management	6

2.2	[***]	6

2.3	[***]	6

2.4	[***]	6

2.5	[***]	6

2.6	[***]	6

2.7	[***]	6

2.8	[***]	6

2.9	[***]	6

3.	Miscellaneous	6

3.1	Responsible persons	6

4.	Annexes	8

	Annex 1: Example Drug Substance Development Targets	8

	Annex 2: Pricing Schedule—Estimate	9

Attachment A-1

1. Statement of Work

1.1 Background

This SOW (including the appendices, which are incorporated into and form part of this SOW) are subject to the provisions of the Clinical Development and Manufacturing Agreement made between VIR Biotechnology and Biogen having an Effective Date of May 22, 2020 (the “Agreement”).

The Product referred to in this SOW is VIR Biotechnology VIR SARS-COV-2 MAB S309.

1.2 Key Assumptions

[***].

1.3 Project Timing:

[***].

1.4 Unanticipated results:

[***].

2. Services

[***].

2.1 Project Management

Biogen will provide a Technical Project Manager who will serve as the primary point of contact for VIR Biotechnology. This Project Managers will be responsible for the following, which will continue over the length of the program:

[***].

2.2 [***]

2.3 [***]

2.4 [***]

2.5 [***]

2.6 [***]

2.7 [***]

2.8 [***]

2.9 [***]

3. Miscellaneous

3.1 Responsible persons

[***]

Attachment A-1

4.	Annexes

Annex 1: Example Drug Substance Development Targets

[***].

Attachment A-1

Annex 2: Pricing Schedule—Estimate

[***].

Attachment A-1

[***].

ATTACHMENT A-2

Initial DS SOW

[Attached]

STATEMENT OF WORK

Title of Work Package
Statement of Work #2 for Clinical Manufacturing of VIR SARS COV-2 mAb

Agreement
This “Statement of Work #2” (“SOW #2”) effective from the date of last signature (“Effective Date”) is made between VIR Biotechnology having offices at 499 Illinois Suite 500, San Francisco, CA 94158 (“VIR Biotechnology”). and Biogen, Inc., a Delaware corporation, with a place of business at 225 Binney Street, Cambridge, Massachusetts 02142, USA (“Biogen”).

Agreement References
Clinical Development and Manufacturing Agreement (“CDMA”)	This Statement of Work #2 is subject to the terms of Clinical Development and Manufacturing Agreement between Biogen Inc. and VIR Biotechnology with an Effective Date of May 22, 2020, as amended
Quality Assurance Agreement	To be developed
Purchase Order(s)	[***]

COMPANY INFORMATION:

Site Addresses and Activities
VIR Biotechnology SARS COV-2 mAb Clinical Manufacturing	Biogen Inc., 5000 Davis Drive, Durham, North Carolina, USA 27709; and 225 Binney St, Cambridge, MA 02142

VIR Biotechnology CONTACTS:

Contact	Role
[***]	[***]

[***]	[***]

NOTE: Any changes in the scope of the project or financial terms of this project must be reviewed and approved by both the Primary VIR Biotechnology Representative and VIR Biotechnology Technical Project Leader and the applicable Biogen representative. Except as expressly provided for in this Statement of Work #1, no additional payments to this Statement of Work #2 will be made without this prior approval; otherwise VIR Biotechnology will not be liable for any costs incurred by Biogen.

Attachment A-2

1.	Statement of Work

1.1.	Background

This SOW #2 is subject to the provisions of the Clinical Development and Manufacturing Agreement made between VIR Biotechnology and Biogen having an Effective Date of May 22, 2020 (the “CDMA”). This Statement of Work #2 is deemed an SOW and is appended to the CDMA as Attachment A-2 pursuant to and governed by the terms of the CDMA and is entered into by and between Biogen and VIR Biotechnology and is attached to the CDMA, incorporated therein and made fully a part thereof and sets forth details of the Services to be provided pursuant hereto. Capitalized terms not otherwise defined by this SOW are deemed to have the meanings as defined in the CDMA. This SOW may not be altered, changed or amended except by a writing signed by each of the parties hereto as further set forth in the CDMA.

This SOW #2 will be accompanied by a Manufacturing Request for Manufacturing Services by Vir pursuant to and governed by the terms of the CDMA and is entered into by and between Biogen and VIR Biotechnology and is attached to the CDMA, incorporated therein and made fully a part thereof and sets forth details of the Services to be provided pursuant hereto.

The Product referred to in this SOW #2 is VIR Biotechnology VIR SARS-COV-2 MAB S309.

1.2.	Services

[***]

1.3.	Summary Fees and Costs

[***]

1.4.	Estimated Resin Cost

[***]

1.5.	Estimated Consumables & Raw Materials Cost

[***]

Notwithstanding anything herein that may be interpreted to the contrary, the Parties agree that upon execution of this SOW #2 and Manufacturing Request that this SOW #2 shall be subject to Section 12.4 of the CDMA.

Attachment A-2

Biogen MA, Inc.,		Vir Biotechnology

By:	/s/ Alphonse Galdes	By:	/s/ George Scangos
Name: Alphonse Galdes, duly authorized		Name: George Scangos
Title: EVP Pharmaceutical Operations & Technology		Position: CEO

Date: 26-May-2020		Date: 22-May-2020

Attachment A-2

Schedule A

Process Implementation Schedule (DRAFT)

[***].

ATTACHMENT A-3

Intial DP SOW

[Attached]

Attachment A-3

STATEMENT OF WORK

Title of Work Package
Statement of Work #3 for Clinical Drug Product Manufacturing of VIR SARS COV-2 mAb

Agreement
This “Statement of Work #3” (“SOW #3”) effective from the date of last signature (“Effective Date”) is made between VIR Biotechnology having offices at 499 Illinois Suite 500, San Francisco, CA 94158 (“VIR Biotechnology”). and Biogen, Inc., a Delaware corporation, with a place of business at 225 Binney Street, Cambridge, Massachusetts 02142, USA (“Biogen”).

Agreement References
Clinical Development and Manufacturing Agreement (“CDMA”)	This Statement of Work #3 is subject to the terms of Clinical Development and Manufacturing Agreement between Biogen Inc. and VIR Biotechnology with an Effective Date of May 22, 2020, as amended
Quality Assurance Agreement	To be developed
Purchase Order(s)	[***]

COMPANY INFORMATION:

Site Addresses and Activities
VIR Biotechnology SARS COV-2 mAb Clinical Manufacturing	Biogen Inc., 5000 Davis Drive, Durham, North Carolina, USA 27709; and 225 Binney St, Cambridge, MA 02142

VIR Biotechnology CONTACTS:

Contact	Role

[***]	[***]

[***]	[***]

NOTE: Any changes in the scope of the project or financial terms of this project must be reviewed and approved by both the Primary VIR Biotechnology Representative and VIR Biotechnology Technical Project Leader and the applicable Biogen representative. Except as expressly provided for in this Statement of Work #1, no additional payments to this Statement of Work #2 will be made without this prior approval; otherwise VIR Biotechnology will not be liable for any costs incurred by Biogen.

1. Statement of Work

1.1. Background

This SOW #3 is subject to the provisions of the Clinical Development and Manufacturing Agreement made between VIR Biotechnology and Biogen having an Effective Date of May 22, 2020 (the “CDMA”). This Statement of Work #3 is deemed an SOW and is appended to the CDMA as Attachment A-3 pursuant to and governed by the terms of the CDMA and is entered into by and between Biogen and VIR Biotechnology and is attached to the CDMA, incorporated therein and made fully a part thereof and sets forth details of the Services to be provided pursuant hereto. Capitalized terms not otherwise defined by this SOW are deemed to have the meanings as defined in the CDMA. This SOW may not be altered, changed or amended except by a writing signed by each of the parties hereto as further set forth in the CDMA.

This SOW #3 will be accompanied by a Manufacturing Request for Manufacturing Services by Vir pursuant to and governed by the terms of the CDMA and is entered into by and between Biogen and VIR Biotechnology and is attached to the CDMA, incorporated therein and made fully a part thereof and sets forth details of the Services to be provided pursuant hereto.

The Product referred to in this SOW #3 is VIR Biotechnology VIR SARS-COV-2 MAB S309.

1.2. Services

[***]

1.3. Summary Fees and Costs

[***]

Biogen MA, Inc.,	Vir Biotechnology

By: /s/ Alphonse Galdes	By: /s/ George Scangos
Name: Alphonse Galdes, duly authorized	Name: George Scangos
Title: EVP Pharmaceutical Operations & Technology	Position: CEO

Date: 26-May-2020	Date: 22-May-2020

ATTACHMENT B

FORM OF CONFIDENTIAL DISCLOSURE AND LIMITED USE AGREEMENT

[***].

Exhibit A

Selected Biogen Proprietary Know-How

[***].

ATTACHMENT C

ACCESS FEES

Pursuant to Section 3.1.3, Vir shall pay Biogen Access Fees for all successful Manufacturing of Drug Substance using any Improvements, regardless of whether such Manufacturing is performed directly by Vir, its Affiliates or its or their licensees or collaborators or by Third Parties contracted by any of the foregoing. The entity performing such Manufacturing is referred to below as the “Manufacturer”. Access Fees are payable without regard to the amounts paid by the purchaser of the Product to the Manufacturer. Access Fees apply to both pre-commercial/clinical and commercial-scale Manufacturing and will only be payable by Vir to Biogen on Successful Batches of purified bulk Drug Substance.

The “Access Fee” is equal to [***]. [***].

ATTACHMENT D

INITIAL MANUFACTURING REQUEST